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                                                                   EXHIBIT 10.23

                       PRENTISS PROPERTIES LIMITED, INC.
                         1717 Main Street, Suite 5000
                              Dallas, Texas 75201

                             As of August 5, 1996


LW-LP, Inc.
LW-RTC, Inc.
NP Investment VI Co.
1201 Elm Street, Suite 5400
Dallas, Texas 75270

RE:  Payment of Indebtedness

Gentlemen:

     Reference is made to that certain Agreement of Purchase and Sale (the "Agreement") made and entered into by and among Prentiss Properties Limited, Inc., ("Purchaser") and NP Investment VI Co., ("NP Co."), LW-LP, Inc. ("LW-LP"), and LW-RTC, Inc. ("LW-RTC") (NP Co., LW-LP, and LW-RTC being collectively called "Selling Partners"). All terms used herein in a defined manner shall have the meanings for such terms set forth in the Agreement.

     In consideration of the execution and delivery of the Agreement by Selling Partners, Purchaser, on behalf of itself and its permitted assigns, hereby agrees contemporaneous with Closing that Purchaser will arrange for payment of the indebtedness referenced in Section 4.3(a) of the Agreement.

     Purchaser acknowledges that payment of the indebtedness of PL LP to ALI Inc., in the original principal amount of $35,517,327.00 plus all accrued and unpaid interest, is a condition precedent to the Selling Partners' obligation to consummate the Closing.

                                        PRENTISS PROPERTIES LIMITED, INC.,
                                        a Delaware corporation


                                        By: /s/ Thomas F. August
                                           ------------------------------
                                        Name: THOMAS F. AUGUST
                                             ----------------------------
                                        Title: PRESIDENT
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